UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 22, 2001 (February 22, 2001)
Date of Report (Date of earliest event reported)

UNION PLANTERS CORPORATION
(Exact name of registrant as specified in charter)

TENNESSEE	1-10160	62-0859007

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

UNION PLANTERS ADMINISTRATIVE CENTER
7130 GOODLETT FARMS PARKWAY
MEMPHIS, TENNESSEE 38018
(Address of principal executive offices)

Registrant’s telephone number, including area code: (901) 580-6000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

      The following table shows the consolidated ratio of earnings to fixed charges of Union Planters for each of the five most recent fiscal years and the nine-month periods ended September 30, 2000 and 1999, respectively. This updates the computation filed as part of registration statement (File No. 333-85231) filed on August 13, 1999. The consolidated ratio of earnings to fixed charges is a measure of Union Planters’ ability to generate earnings sufficient to pay the fixed expenses of its debt.

      These computations include Union Planters and its subsidiaries. For purposes of computing this ratio, earnings consist of pretax income, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs, and Union Planters’ estimate of the interest component of rental expense. These ratios are presented both including and excluding interest on deposits.

Nine Months
Ended
	September 30,		Years Ended December 31,

	2000	1999	1999	1998	1997	1996	1995

Including Interest on Deposits	1.48x	1.60x	1.59x	1.33x	1.48x	1.44x	1.52x

Excluding Interest on Deposits	2.34x	3.93x	3.57x	2.68x	3.35x	3.14x	3.93x

Item 7. Financial Statements, Pro Forma Financial Statements, and Exhibits

C. Exhibits

99.1	Computation of Ratio of Earnings to Fixed Charges Including Interest on Deposits

99.2	Computation of Ratio of Earnings to Fixed Charges Excluding Interest on Deposits

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Planters Corporation

Registrant

Date: February 22, 2001	/s/ Bobby L. Doxey

Bobby L. Doxey Senior Executive Vice President, Chief Financial Officer, and Chief Accounting Officer